Exhibit 99.2
GBC BANCORP, INC.
165 Nash Street
Lawrenceville, Georgia 30045
Telephone: (770) 995-9561
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 17, 2006.
The undersigned acknowledges receipt of the accompanying notice of special meeting and proxy statement/prospectus, each dated August 30, 2006, and revoking all prior proxies, hereby appoints Larry D. Key and John T. Hopkins, III, and each of them, with full power of substitution, proxies to vote all the shares of common stock of GBC Bancorp, Inc., a Georgia corporation (the “Company”), which the undersigned may be entitled to vote, at the special meeting of shareholders to be held on the date set forth above, and at any adjournment thereof, as follows:
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS 1 AND 2:
1.      Proposal to approve the merger of the Company with and into First Charter Corporation, a North Carolina corporation (“First Charter”), substantially on the terms set forth in the Agreement and Plan of Merger, dated as of June 1, 2006, by and between First Charter and the Company, as it may be amended from time to time, as more fully described in the accompanying proxy statement/prospectus, dated August 30, 2006.
FOR ☐                      AGAINST ☐                      ABSTAIN ☐
2.      Proposal to adjourn the special meeting to a later date, if necessary, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy voting in favor of Proposal 1 to approve Proposal 1.
FOR ☐                      AGAINST ☐                      ABSTAIN ☐
3.      Other matters: If any other business properly comes before the meeting, this proxy will be voted at the discretion of the proxy holders.
IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND AT THE DISCRETION OF THE PROXY HOLDERS FOR ANY BUSINESS THAT PROPERLY COMES BEFORE THE MEETING.
Please date, sign your name(s) exactly as shown on your stock certificates, and return this proxy card in the accompanying envelope as promptly as practical. This proxy may be revoked by sending written notice to the Corporate Secretary of the Company stating that the proxy is revoked, by completing and submitting a new proxy card, or by voting in person at the special meeting.

, 2006

Date		Signature(s)
NOTE: Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation, sign the full corporate name by a duly authorized officer.